UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          May 2, 2005

TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26580 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (818) 880-5656

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	1
Item 9.01 Financial Statements and Exhibits	1

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Item 1.01 Entry into a Material Definitive Agreement

     On May 2, 2005, the Tekelec 2004 Equity Incentive Plan for New Employees (the “2004 Plan”) was amended by the Board of Directors of Tekelec (the “Company”) to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder by 1,000,000 shares. As a result of the amendment, a total of 5,000,000 shares of the Company’s Common Stock has been authorized and reserved for issuance under the 2004 Plan.

     Under the 2004 Plan, the Company is authorized to grant nonstatutory stock options, restricted stock units and restricted stock awards to new employees of the Company and its subsidiaries, including individuals who become employed with the Company and its subsidiaries as a result of business acquisitions, as an inducement to their entering into such employment. The 2004 Plan has not been approved by the shareholders of the Company based on the exception provided in Nasdaq Marketplace Rule 4350(i)(1)(A)(iv) to the shareholder approval requirements of The Nasdaq Stock Market.

     The foregoing description of the 2004 Plan is qualified in its entirely by reference to (i) the 2004 Plan which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, (ii) Amendment Nos. 1 and 2 to the 2004 Plan which are filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on March 24, 2005, and (iii) Amendment No. 3 to the 2004 Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 3 dated May 2, 2005 to Tekelec 2004 Equity Incentive Plan for New Employees

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: May 6, 2005	By:	/s/ Frederick M. Lax
Frederick M. Lax
Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3 dated May 2, 2005 to Tekelec 2004 Equity Incentive Plan for New Employees